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  EXHIBIT 10.15 LOAN AGREEMENT BETWEEN TEAM FINANCIAL, INC. AND MERCANTILE BANK

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made and entered into this 3rd day of December, 1999, by and between Team Financial, Inc., a Kansas corporation ("Borrower"), and Mercantile Bank, a Kansas state bank ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower has applied for a term loan from Lender in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00); and

         WHEREAS, Borrower has applied for a revolving loan from Lender in the maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00); and

         WHEREAS, Lender is willing to make said loans to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree and promise as follows:

         SECTION 1.  TERM.

         The "Term" of this Agreement shall commence on the date hereof and shall end on December 31, 2002, or when Borrower's Obligations shall be paid in full, unless earlier terminated upon the occurrence of an Event of Default under this Agreement. All representations and warranties made herein shall survive termination and termination shall not affect a party's rights with respect to any prior breach of any term, agreement, covenant, representation or warranty contained herein.

         SECTION 2.  DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

         ATTORNEYS' FEES shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys employed by Lender (including, without limitation, attorneys who are employees of Lender) from time to time, if in Default, (i) in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and/or any of the other Transaction Documents, (ii) to represent Lender in any litigation, contest or proceeding or to take any other action in or with respect to any litigation, contest or proceeding (whether instituted by Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, Borrower, and Subsidiary Bank or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral and (iv) to enforce any of Lender's rights to collect any of Borrower's Obligations.

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         BUSINESS DAY shall mean any day except a Saturday, Sunday or legal holiday observed by Lender.

         CAPITALIZED LEASE shall mean any lease which, in accordance with generally accepted accounting principles consistently applied, is required to be capitalized on the balance sheet of the lessee.

         CODE shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         COLLATERAL shall have the meaning ascribed to such term in the Pledge Agreement.

         CONSOLIDATED SUBSIDIARY shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with generally accepted accounting principles consistently applied.

         CONTROLLED BANK shall mean any state or federally chartered bank and/or any bank holding company which Borrower or any Obligor controls. For purposes of this definition, "control" shall have the meaning ascribed thereto in Section 225.2(e) of Regulation Y of The Board of Governors of The Federal Reserve System, as from time to time amended.

         DEBT SERVICE COVERAGE RATIO shall mean net income plus interest expense plus goodwill amortization divided by interest expense plus term principal payments (term principal payments shall include payments on the revolving loan based on a ten year amortization).

         DEFAULT shall mean an event or condition the occurrence of which would, with the lapse of time, the giving of notice, or both, become or constitute an Event of Default as defined in section 8 hereof.

         DISTRIBUTION in respect of any corporation shall mean:

         (a) dividends or other distributions on capital stock of the corporation; and

         (b) the redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

         EQUITY CAPITAL shall mean, with respect to any Person, the sum of the common stock, perpetual preferred stock (meaning preferred stock with no maturity date and which may not be redeemed at the option of the holder), paid-in surplus and retained earnings of such Person, all determined in accordance with generally accepted accounting principles consistently applied, less the sum of the total of goodwill and other intangible assets of such Person, if any.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         ERISA AFFILIATE shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

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         EVENT OF DEFAULT shall have the meaning ascribed thereto in Section 8.

         GUARANTEE by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

         INDEBTEDNESS of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles consistently applied are or should be classified upon a balance sheet of such Person as liabilities of such Person, any and all contingent obligations, indebtedness and/or liabilities of such Person, whether or not reflected on the balance sheet of such Person and any and all obligations of such Person under any Capitalized Lease.

         INSIDER shall mean any Person to whom, with respect to Borrower, an Obligor and/or any of the Subsidiary Banks, the provisions of Regulation O of The Board of Governors of the Federal Reserve System, as from time to time amended, apply.

         LIBOR RATE shall mean the one month London InterBank Offered Rate as published in The Wall Street Journal (Midwest Edition).

         LIEN shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, lien or other encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes.

         LOAN shall have the meaning ascribed thereto in Section 3.01.

         MULTIEMPLOYER PLAN shall mean a "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA which is maintained for employees of Borrower, any other Obligor, any ERISA Affiliate or any of the Subsidiary Banks.

         NET INCOME shall mean, with respect to any Person for any period, the aggregate net income (or net loss) of such Person for such period equal to net revenues and other proper income less the aggregate amount of any and all items which are treated as expenses under generally accepted accounting principles consistently applied, and less Federal, state and local income taxes, but excluding from the definition of Net Income any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all determined in accordance with generally accepted accounting principles consistently applied.

         NON-PERFORMING ASSETS shall mean, with respect to any of the Subsidiary Banks, assets which: (a) constitute or are classified as other real estate owned (as such term is defined in the guidelines, rules and regulations of The Board of Governors of the Federal Reserve Board pertaining to capital adequacy in effect from time to time) or (b) in the case of a particular asset, is (at the time of such calculation) classified as a loan or other extension of credit (1) which has been placed on nonaccrual status or has been required to be so placed by any Regulatory Agency, (2) which has been classified as renegotiated pursuant to guidelines now or hereafter established by the Federal Financial Institutions Examination Council or (3) with respect to which any payment of any principal or interest is past due for a period of ninety (90) days or more.

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         NOTES shall mean the notes to be executed and delivered by Borrower to
Lender pursuant to Section 3.01 in the form attached hereto as EXHIBITS A AND B, as the same may from time to time be amended, modified, extended or renewed.

         OBLIGATIONS shall mean any and all indebtedness, liabilities and obligations of Borrower, and any Obligor to Lender under the Notes, this Agreement, the Pledge Agreement, any of the other Transaction Documents or any other agreement, instrument or document heretofore, now or hereafter executed and delivered by Borrower to Lender, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Lender by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

         OBLIGOR shall mean Borrower, Team Acquisition and each other Person who is or shall become primarily or secondarily liable on any of Borrower's Obligations or who grants Lender a Lien upon any Property or assets of such Person as collateral for any of Borrower's Obligations.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA

         PENSION PLAN shall mean any "pension plan" as such term is defined in
Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA and which is established or maintained by Borrower, any other Obligor, any ERISA Affiliate or any of the Subsidiary Banks, other than a Multiemployer Plan.

         PERSON shall mean an individual, partnership, corporation, trust, unincorporated organization or association, and a government or agency or political subdivision thereof.

         PLEDGE AGREEMENT shall mean the General Pledge and Security Agreement to be executed by Team Acquisition and delivered to Lender pursuant to Section 4 hereof, substantially in the form of that attached hereto as EXHIBIT C, as the same may from time to time be amended.

         PRIMARY CAPITAL shall mean, with respect to any Person, the Equity Capital of such Person plus the total allowance for possible loan and lease losses of such Person, all as determined in accordance with generally accepted accounting principles consistently applied.

         PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. PROPERTIES shall mean the plural of Property. For purposes of this Agreement, Borrower, any Obligor and each of the Subsidiary Banks, as the case may be, shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         REGULATORY AGENCY shall mean any Federal, state or local governmental or regulatory agency, authority, entity or official having jurisdiction over the banking or other related activities of Borrower, any Obligor and/or any of the Subsidiary Banks, including, without limitation (to the extent applicable), The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Missouri Director of Finance and the Kansas Division of Finance.

         RELATED PARTY shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Borrower, any Obligor or any of the Subsidiary Banks. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%)

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or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         REPORTABLE EVENT shall have the meaning given to such term in ERISA.

         SUBSIDIARY shall mean, with respect to any Person, any corporation of which ten percent (10%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person.

         SUBSIDIARY BANK(S) shall mean TeamBank, N.A., Freeman, Missouri, Iola Bank and Trust Company, Iola, Kansas., First National Bank & Trust Company, Parsons, Kansas and any other state or federally chartered bank and/or bank holding company hereafter acquired by Borrower or any Obligor.

         TEAM ACQUISITION shall mean Team Financial Acquisition Subsidiary, Inc., a Kansas corporation.

         TERM shall have the meaning ascribed thereto in Section 1.

         THIRD PARTY COLLATERAL shall mean any Property or assets of any Obligor other than Borrower which secure the payment or performance of any of Borrower's Obligations, including, without limitation, the Property identified in the Pledge Agreement.

         TRANSACTION DOCUMENTS shall mean this Agreement, the Notes, the Pledge Agreement and all other agreements, documents, instruments and certificates connected with or otherwise relating to this Agreement or the Loan made hereunder, all as the same may from time to time be amended, modified, extended or renewed.

         SECTION 3.  THE LOANS

         3.01 COMMITMENT OF LENDER. Lender hereby agrees to make available to Borrower (a) a term loan in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00), which loan is being funded on the date hereof, and which shall be evidenced by a Term Promissory Note of Borrower dated the date hereof and payable to the order of Lender in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00); and (b) a revolving promissory loan in the maximum amount of $15,000,000.00 evidenced by a Revolving Promissory Note dated the date hereof which amount may be borrowed, paid, reborrowed and repaid in whole or in part. The loans referenced in a and b above may be collectively referred to herein as the "Loans". The notes referenced in a and b above, as the same may be modified, amended, extended or renewed, may be collectively referred to herein as the "Notes". Principal on the Notes shall be payable as set forth in the Notes.

         3.02 INTEREST RATES. The Notes shall bear interest prior to maturity at a rate per annum equal to One and Seventy five hundredths percent (1.75%) over and above the LIBOR Rate in effect from time to time during the period when the Notes are outstanding, with changes in the interest rate taking effect on the first (1st) day of each month commencing January 1, 2000. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, the entire unpaid principal balance of the Notes shall bear interest until paid at a rate per annum equal to four percent (4%) over and above the LIBOR Rate, fluctuating as aforesaid. Interest shall be computed with respect to the Note on an actual day, 360-day year basis.

         3.03 PREPAYMENT. Borrower shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal of the Notes prior to maturity, without penalty or premium, provided that: (i) partial prepayments shall be applied to the installments of principal of the Note prepaid in the inverse order of their stated maturities; (ii) on each prepayment date, Borrower shall pay to Lender all accrued interest on the principal portion of the Note being prepaid to and including the date of such prepayment; (iii) no Default or Event of Default under this Agreement shall have occurred and be continuing; and (iv) partial prepayments shall be in an integral multiple of One Thousand and 00/100 Dollars ($1,000.00).

         3.04 PAYMENTS NOT ON A BUSINESS DAY. In case any installment of principal or interest under the Note shall become due on a day which is not a Business Day, such principal and interest shall be payable on the next succeeding Business Day.

         3.05 PLACE OF PAYMENT. Both principal and interest under the Notes are payable to Lender in lawful currency of the United States of America or other immediately available funds at Lender's banking office at 4700 W. 50th Place, Roeland Park, Kansas 66205 or at such other location as Lender may from time to time designate in writing to Borrower.

         3.06 ADVANCES UNDER REVOLVING LOAN. Lender's obligation to make advances under the Revolving Promissory Note for future acquisitions of state or federally chartered banks and/or bank holding companies shall be subject to (a) Lender's approval of the entity to be acquired if the acquisition price is in excess of $6,000,000.00; (b) the acquired entity's compliance with all requirements applicable to the Subsidiary Banks contained in this Agreement, and
(c) delivery of all documents and items required by Lender, including, without limitation, a modification to the Pledge Agreement and all shares of the capital stock of the acquired entity. Upon completion of any such acquisition, the acquired entity shall be considered a Subsidiary Bank under this Agreement.

         SECTION 4.  PRECONDITIONS TO LOANS

         Notwithstanding any provision contained herein to the contrary, Lender shall have no obligation to make the Loans hereunder unless the following conditions shall have first been met:

         1. Lender shall have received this Agreement and the Notes, each executed by a duly authorized officer of Borrower;

         2. Lender shall have received the duly executed Pledge Agreement, collateral schedules, stock powers and such other documents as Lender may require in connection with the Pledge Agreement;

         3. Lender shall have received from Team Acquisition 100,000 shares of TeamBank, N.A., 70,000 shares of Iola Bank and Trust Company, and 18,000 shares of The First National Bank of Parsons, the common stock of existing Subsidiary Banks representing at least 100% of the issued and outstanding common stock of such Subsidiary Banks (as verified by the Secretary of Subsidiary Banks), said shares to be issued in Team Acquisition's name and accompanied by stock powers duly executed in blank by an authorized officer of Team Acquisition;

         4. Lender shall have received a Federal Reserve Form U-1, executed by a duly authorized officer of Borrower;

         5. Lender shall have received a copy of resolutions of the Board of Directors of Borrower and Team Acquisition, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Pledge Agreement and the other Transaction Documents to be delivered by Borrower and Team Acquisition, certified by the Secretary of Borrower or Team Acquisition, as applicable;

         6. Lender shall have received copies of the Certificates or Articles of Incorporation of Borrower and Team Acquisition, including any amendments thereto, certified in each case by the Secretary of State of the State of Kansas.

         7. Lender shall have received copies of the By-Laws of Borrower and Team Acquisition, including any amendments thereto, certified by the Secretary of Borrower and Team Acquisition, as applicable;

         8. Lender shall have received incumbency certificates, executed by the Secretary of Borrower and the Secretary of Team Acquisition, which shall identify by name and title and bear the signatures of all of the officers of Borrower and Team Acquisition, as applicable, executing any of the Transaction Documents;

         9. Lender shall have received certificates of corporate good standing for Borrower and Team Acquisition issued in each case by the Secretary of State of the State of Kansas;

         10. Lender shall have received the opinion of Hartley, Nicholson & Hartley, P.A. counsel for Borrower and Team Acquisition, attached hereto and made a part hereof as EXHIBIT D;

         11. No material adverse change in the financial condition of Borrower, or any Obligor or any of the Subsidiary Banks shall have occurred since September 30, 1999;

         12. No pending or threatened litigation or other proceeding or investigation shall exist which might materially and adversely affect the prospects, operation or condition (financial or otherwise) of Borrower, any Obligor or any of the Subsidiary Banks;

         13. Neither Borrower, any Obligor nor any of the Subsidiary Banks shall have defaulted, or shall have taken or failed to take any action which, unless corrected, would give rise to a default, on any of their Indebtedness, and

         14. Lender shall have first received such other agreements, documents, instruments, certificates and assurances as Lender may reasonably request.

         SECTION 5.  AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any of its Obligations are outstanding, it will:

         5.01 INSURANCE. Keep adequately insured, and cause any Obligor and each of the Subsidiary Banks to keep adequately insured, by financially sound and reputable insurers acceptable to Lender and in amounts reasonably acceptable to Lender, all Property of Borrower, any Obligor and the Subsidiary Banks of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations and acceptable to Lender, and (b) cause each of the Subsidiary Banks to maintain coverage under a banker's blanket bond in an amount equal to the greater of the amount of coverage currently maintained by such Subsidiary Bank or the minimum coverage recommended by the American Banker's Association, plus such excess fidelity coverage as Lender may reasonably request from time to time.

         Promptly after Lender's request there for, Borrower shall provide Lender with evidence that Borrower maintains, and that each of the Subsidiary Banks maintain, the insurance required under this section 5.01, and evidence of the payment of all premiums therefor.

         5.02 PAYMENT OF TAXES. Duly file, and cause any Obligor and each of the Subsidiary Banks to duly file, all Federal, state and local income tax returns and all other tax returns and reports of Borrower, such Obligor or such Subsidiary Bank, as the case may be, which are required to be filed; and pay, and cause any Obligor and each of the

Subsidiary Banks to pay, when due, all taxes and governmental charges assessed against or upon them, as the case may be, or upon their respective Properties, assets, income or franchises.

         5.03 FINANCIAL DATA.  Deliver to Lender:

         (a) As soon as practicable and in any event within thirty (45) days after the end of each fiscal quarter of Borrower (other than the last fiscal quarter of each fiscal year of Borrower) an unaudited consolidated statement of earnings and retained earnings of Borrower and its Consolidated Subsidiaries for the period from the beginning of the current fiscal year to the end of such fiscal quarter (10Q), and an unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified to Lender by the principal financial officer of Borrower, subject to changes resulting from normal year-end adjustments; all such statements to be prepared in accordance with generally accepted accounting principles consistently applied;

         (b) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating statements of earnings and retained earnings of Borrower and its Consolidated Subsidiaries for such year, consolidated and consolidating statements of cash flow of Borrower and its Consolidated Subsidiaries for such year, and consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, all such statements to be prepared in accordance with generally accepted accounting principles consistently applied and reported on and accompanied by the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lender together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in this Agreement;

         (c) Contemporaneously with the delivery of the financial statements pursuant to Sections 5.03(a) and (b) hereof, a certificate in substantially the form of that attached hereto and made a part hereof as EXHIBIT E (with appropriate insertions), executed by the principal financial officer of Borrower;

         (d) Promptly after filing with any Regulatory Agency, and in any event within ten (10) days after the filing thereof, copies of all financial statements, reports, filings and other documents which Borrower, any Obligor or any of the Subsidiary Banks shall file with any Regulatory Agency; and

         (e) With reasonable promptness, such other financial information and data as Lender may from time to time reasonably request.

         Lender is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower, any Obligor or any of the Subsidiary Banks to any regulatory authority having jurisdiction over Lender, pursuant to any request there for with proper notification to Borrower.

         5.04 MAINTENANCE OF PROPERTY. Maintain, and cause each of the Subsidiary Banks to maintain, all Property, plants and equipment (except obsolete equipment) of Borrower and the Subsidiary Banks in good operating order, and from time to time make, and cause each of the Subsidiary Banks to make, all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

         5.05 INSPECTION. Permit, and cause any Obligor and each of the Subsidiary Banks to permit, any person designated by Lender to visit, inspect and audit any of the Properties, corporate books, loan documentation, loan portfolios, loan files and financial records of Borrower, each Obligor and each of the Subsidiary Banks and to discuss the affairs, finances and accounts of Borrower, each Obligor and each of the Subsidiary Banks with the principal officers of Borrower, each Obligor and each of the Subsidiary Banks, all at such reasonable times and as often as Lender may reasonably request.

         5.06 CORPORATE EXISTENCE. Do or cause to be done all things necessary to (a) preserve and keep in full force and effect the corporate existence, rights and franchises of itself, each Obligor and each of the Subsidiary Banks,
(b) duly qualify itself, each Obligor and each of the Subsidiary Banks to do business in all jurisdictions where the nature of Property owned or leased by them or the nature of the business of them requires such qualification, (c) maintain its status as a "bank holding company" under and within the meaning of 12 U.S.C. Section 1841 ET seq., (d) cause each of the Subsidiary Banks to preserve and keep in full force and effect its existence, franchise and right to do business as a state bank or national bank, as the case may be, under the laws of the jurisdiction of its incorporation, and (e) maintain each of the Subsidiary Banks' status as an "insured bank" as defined in, or within the meaning of, 12 U.S.C. Section 1813, and to otherwise maintain each of the Subsidiary Banks' eligibility for federal deposit insurance.

         5.07 COMPLIANCE WITH LAW. Comply with, and cause, any Obligor and each of the Subsidiary Banks to comply with, any and all laws, ordinances and governmental and regulatory rules and regulations to which it or they are subject; and obtain, and cause, any Obligor and each of the Subsidiary Banks to obtain, any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of the Properties of itself or such Obligor or Subsidiary Bank, or to the conduct of the business of itself or such Subsidiary Bank, which violation or failure to obtain might materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of Borrower or such Obligor or Subsidiary Bank.

         5.08 ERISA COMPLIANCE. If Borrower or any of the Subsidiary Banks shall have, or in the future create, any Pension Plan, Borrower shall comply with, and shall cause such Subsidiary Banks to comply with, all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, Borrower will not: (a) permit, or cause or allow any of the Subsidiary Banks to permit, any Pension Plan maintained by it or such Subsidiary Bank, as the case may be, to engage in any nonexempt "prohibited transaction", as such term is defined in section 4975 of the Internal Revenue Code of 1986, as amended; (b) permit, or cause or allow any of the Subsidiary Banks to permit, any Pension Plan maintained by it or such Subsidiary Bank, as the case may be, to incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived; (c) terminate, or cause or allow any of the Subsidiary Banks to terminate, any such Pension Plan in a manner which could result in the imposition of a Lien on the Property of Borrower or such Subsidiary Bank, as the case may be, pursuant to section 4068 of ERISA, 29 U.S.C. Section 1368; or (d) take, or cause or allow any of the Subsidiary Banks to take, any action which would constitute or give rise to a complete or partial withdrawal from a multi-employer plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

         Notwithstanding any provision contained in this Section 5.08 to the contrary, an act by the Borrower or any of the Subsidiary Banks shall not be deemed to constitute a violation of subparagraphs (a)through (d) hereof unless Lender determines in good faith that said action, individually or cumulatively with other acts of the Borrower and the Subsidiary Banks, does have or is likely to cause a significant adverse financial effect upon Borrower or any of the Subsidiary Banks.

         Borrower shall have the affirmative obligation hereunder to report to Lender any of those acts identified in subparagraphs (a) through (d) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon the Borrower or any of the Subsidiary Banks, and failure by Borrower to report such act promptly upon Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

         5.09 EQUITY CAPITAL FLOOR. Cause each of the Subsidiary Banks to maintain at all times during the Term of this Agreement Equity Capital in an amount which equals or exceeds the amount of Equity Capital required, directly or indirectly, of such Subsidiary Bank by or by reason of any law, regulation, rule or order of any Regulatory Agency having jurisdiction over Borrower, Team Acquisition or such Subsidiary Bank (whether such law, regulation, rule or order deals with Equity Capital as herein defined or with some other capital definition), all as determined in accordance with generally accepted accounting principles consistently applied.

         5.10 RATIO OF TANGIBLE EQUITY CAPITAL TO AVERAGE QUARTERLY ASSETS. Cause each of the Subsidiary Banks to maintain at all times during the Term of this Agreement a ratio of total Equity Capital divided by average quarterly assets, determined in accordance with generally accepted accounting principles consistently applied, which equals or exceeds the greater of (a) Six and One Half Percent (6.5%) or (b) the percentage required to be maintained by such Subsidiary Bank by or by reason of any law, regulation, rule or order of any Regulatory Agency having jurisdiction over Borrower or such Subsidiary Bank. If any Regulatory Agency having jurisdiction over Borrower or any of the Subsidiary Banks hereafter employ at any time or from time to time measurements of capital other than Equity Capital as a percentage of total tangible assets, then Borrower will, and will cause each of the Subsidiary Banks to, comply with such capital guidelines or requirements then in effect in addition to, and not in lieu of, the Equity Capital to average quarterly assets ratio described above and the other covenants in this Agreement.

         5.11 RISK-BASED CAPITAL ADEQUACY GUIDELINES. Comply with, and cause each of the Subsidiary Banks to comply with, the risk-based capital adequacy guidelines set forth in Appendix A to Regulation Y of The Board of Governors of the Federal Reserve System, as from time to time amended, or in any successor law, rule or regulation of similar import.

         5.12 TOTAL LOAN AND LEASE LOSS RESERVE. On a consolidated basis, cause the Subsidiary Banks to maintain at all times during the Term of this Agreement an allowance for possible loan and lease losses in an amount which equals or exceeds the greater of: (a) One Percent (1.0%) of the average quarterly total loans of such Subsidiary Bank, (b) the amount determined under generally accepted accounting principles consistently applied or (c) the amount required by or by reason of any law, regulation, rule or order of any Regulatory Agency having jurisdiction over Borrower or such Subsidiary Bank

         5.13 RATIO OF NET INCOME TO TOTAL ASSETS. On a consolidated basis, cause the Subsidiary Banks to maintain for each calendar year ending during the Term of this Agreement a ratio of Net Income for such calendar year to average total assets during such calendar year of at least 80/100 Percent (.80%).

         5.14 STOCKHOLDER'S EQUITY. Maintain at all times during the Term of this Agreement Equity Capital of at least $30,000,000.00.

         5.15 DEBT SERVICE COVERAGE RATIO. Maintain at all times during the term of this Agreement a Debt Service Coverage Ratio not less than 1.50.

         5.16 CAMEL RATING. Cause each of the Subsidiary Banks to maintain at all times during the term of this Agreement a CAMEL rating of 1 or 2.

         5.17 NOTICES. Notify Lender in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

         (a) DEFAULT. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by Borrower, any other Obligor or any of the Subsidiary Banks under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor or any of the Subsidiary Banks, as the case may be, is a party or by which it is bound or to which it is subject;

         (b) LITIGATION. The institution of any material litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor, any of the Subsidiary Banks, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance;

         (c) JUDGMENT. The entry of any judgment or decree against Borrower, any other Obligor or any of the Subsidiary Banks;

         (d) CHANGE OF NAME. Any change in the name of Borrower or any Obligor;

         (e) CHANGE IN PLACE(S) OF BUSINESS. Any proposed opening, closing or other change of any place of business of Borrower or any of the Subsidiary Banks;

         (f) ENVIRONMENTAL MATTERS. Receipt of any notice that the operations of Borrower, any other Obligor or any of the Subsidiary Banks are not in full compliance with any of the requirements of any applicable Federal, state or local environmental, health or safety law, rule or regulation; receipt of notice that Borrower, any other Obligor or any of the Subsidiary Banks is subject to any federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower, any other Obligor or any of the Subsidiary Banks are subject to an "Environmental Lien". For purposes of this Section 5.17(f), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Federal, state or local environmental laws, rules or regulations or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of a hazardous or toxic waste, substance or constituent or other substance into the environment;

         (g) MATERIAL ADVERSE CHANGE. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of Borrower, any other Obligor or any of the Subsidiary Banks; and

         (h) REGULATORY MATTERS. The issuance of any Cease and Desist Order against Borrower, any Obligor or any of the Subsidiary Banks by any Regulatory Agency and/or the entry of any Memorandum of Understanding or other agreement between Borrower, any Obligor or any of the Subsidiary Banks and any Regulatory Agency, regardless of whether the same is voluntary or involuntary.

         5.18 UTILIZATION OF LOAN PROCEEDS. Utilize the proceeds of the Loan immediately upon advancement thereof solely to refinance existing debt, make future bank acquisitions, contribute capital to Subsidiary Banks and for general corporate purposes.

         SECTION 6. NEGATIVE COVENANTS.

         Borrower covenants and agrees that, as long as any of its Obligations are outstanding, it will not, and it will not cause or permit any Obligor or any of the Subsidiary Banks to, without the prior written consent of Lender which consent will not be unreasonably withheld:

         6.01 INDEBTEDNESS. Create or incur any Indebtedness except (a) to Lender and (b) Indebtedness of the Subsidiary Banks to creditors in the ordinary course of its banking business.

         6.02 MERGER OR CONSOLIDATION, ETC. Merge into or consolidate with any other entity, or cause or permit any material change in the ownership of Borrower or any Obligor or the identity of the Borrower's executive officers (Robert Weatherbie and Michael Gibson)(except for changes necessitated by death, incapacity, natural retirement or similar causes).

         6.03 SALE OF PROPERTY. Sell, lease, transfer or otherwise dispose of any Property or assets of Borrower, Team Acquisition or any of the Subsidiary Banks, as the case may be, except in the ordinary course of business; provided, however, that the foregoing shall not preclude Borrower, Team Acquisition or any of the Subsidiary Banks from selling, leasing, transferring or otherwise disposing of less than substantially all of its assets so long as the purchase price for said assets shall be equal to or greater than the depreciated book value of said assets.

         6.04 DISTRIBUTIONS. Declare or incur any liability to make any Distribution in respect of the capital stock of Borrower or the capital stock of any of the Subsidiary Banks, except that (a) the Subsidiary Banks shall be permitted to pay cash dividends to Borrower to the extent necessary to pay Borrower's Obligations then due and payable to Lender and which are actually applied toward payment of the Borrower's Obligations and (b) so long as no Default or Event of Default under this Agreement has occurred and is continuing or is created thereby, (i) Borrower shall be permitted to declare and pay cash dividends on its capital stock in an aggregate amount of up to fifty percent (50%) of Net Income during each calendar year ending during the Term of this Agreement and (ii) the Subsidiary Banks shall be permitted to declare and pay cash dividends on their respective capital stock in an aggregate amount of up to One Hundred Percent (100%) of Net Income for all of the Subsidiary Banks on a combined basis during each calendar year ending during the Term of this Agreement.

         6.05 ISSUANCE OF STOCK, ETC. Authorize or issue any new types, varieties or classes of capital stock of any of the Subsidiary Banks, either preferred or common, voting or nonvoting, or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, or authorize or issue any additional shares of stock of any existing lass of stock of any of the Subsidiary Banks, or grant any person other than Lender any proxy for existing shares, or cause or allow or declare any stock splits or take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any of the Subsidiary Banks.

         6.06 CAPITAL EXPENDITURES. Make any capital expenditures or enter into any Capitalized Leases, except that Borrower and the Subsidiary Banks may make capital expenditures and enter into Capitalized Leases, which capital expenditures and Capitalized Leases do not exceed Three Million and 00/100 Dollars ($3,000,000.00) in the aggregate for Borrower and all of the Subsidiary Banks on a combined basis during any consecutive twelve (12) month period during the Term of this Agreement.

         6.07 DEFAULT. Allow to occur, or to continue unremedied, any act, event or condition which constitutes an event of default, or which, with the passage of time or giving of notice, or both, would constitute an event of default under, any agreement, document or instrument to which Borrower or any of the Subsidiary Banks is a party or by which Borrower or any of the Subsidiary Banks may be bound.

         6.08 INVESTMENTS. Make any advances or loans or extensions of credit to, purchase any stock, bonds, notes, debentures or other securities of, make any expenditures on behalf of or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of, any Person, except (a) such Guarantees, loans, advances and/or investments made by the Subsidiary Banks in the ordinary course of their banking business, (b) loans or advances from Borrower to any of the Subsidiary Banks, (c) investments in certificates of deposit, repurchase agreements or other short-term direct obligations of any commercial bank located in the United States of America having capital resources in excess of $10,000,000.00 (provided, however, that such certificates of deposit, repurchase agreements and/or other short-term direct obligations shall mature not more than one (1) year from the date of acquisition thereof), (d) investments in obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States (provided, however, that such obligations shall mature not more than one (1) year from the date of acquisition thereof) and (e) shares of stock, obligations and/or other securities received in settlement of claims arising in the ordinary course of business.

         6.09 LIENS. Create, incur, assume, permit the imposition of or allow the continuance of any Lien on any of the Property of Borrower or any of the Subsidiary Banks, except for (i) Liens securing government deposits at the Subsidiary Banks, (ii) Liens on Property or assets which secure loans or other extensions of credit made by the Subsidiary Banks, (iii) Liens on Property or assets acquired by any of the Subsidiary Banks by foreclosure or by deed in lieu of foreclosure and (iv) the Liens listed on schedule 7.11 attached hereto.

         6.10 SUBSIDIARIES AND RELATED COMPANIES. (i) Transfer any Property to any Related Party, (ii) purchase or sign any agreement to purchase any securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto, or
(iii) take any other action or permit any action to be taken with respect to any Related Party which would jeopardize either Borrower's ability to repay the Loan, or any portion thereof, as the same becomes due and payable, or the security given to Lender with respect to the Loan.

         6.11 USE OF PROCEEDS. Use or permit any proceeds of the Loan to be used either directly or indirectly for the purpose (whether immediate, incidental or ultimate) of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as from time to time amended.

         6.12 INSIDER LOANS. Allow, cause or permit, at any time, the total amount of Indebtedness of Insiders to any of the Subsidiary Banks then outstanding plus the then outstanding total amount of participations of Controlled Banks in Indebtedness of which such Subsidiary Bank is a party, participant or agent, to equal or exceed any maximum amount then established by any Regulatory Agency having jurisdiction over Borrower or such Subsidiary Bank, or by applicable law, regulation, rule or order.

         6.13 NON-PERFORMING ASSETS. Permit the aggregate amount of Non-Performing Assets of any of the Subsidiary Banks to equal or exceed Twenty Percent (20%) of the then Primary Capital of such Subsidiary Bank at any time during the Term of this Agreement.

         6.14 NATURE OF BUSINESS. Conduct or engage in any business if, as a result thereof, the general nature of the business which would thereafter be engaged in by Borrower or any of the Subsidiary Banks, as the case may be, would be substantially changed from the general nature of the business engaged in as allowed by law.

         6.15 OTHER AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         6.16 SALE AND LEASEBACK. Enter into or allow any of the Subsidiary Banks to enter into any sale and leaseback of any Property.

         6.17 MANAGEMENT AND EMPLOYMENT CONTRACTS. Allow any of the Subsidiary Banks to enter into any management agreement or employment contract or any other similar contract or agreement providing for total compensation in excess of Three Hundred Thousand and 00/100 Dollars ($300,000.00) during any consecutive twelve (12) month period during the Term of this Agreement.

         SECTION 7. REPRESENTATIONS AND WARRANTIES.

         To induce Lender to make the Loan, Borrower hereby represents and warrants to Lender that:

         7.01 CORPORATE EXISTENCE AND POWER. Borrower, Team Acquisition and each of the Subsidiary Banks: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and
(c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations. Borrower is a "bank holding company" as defined in and within the meaning of 12 U.S.C. Section 1841 ET SEQ., and as such Borrower has filed all necessary reports with and received all necessary approvals from The Board of Governors of the Federal Reserve System. Each of the Subsidiary Banks is an "insured bank" as defined in and within the meaning of 12 U.S.C. Section 1813.

         7.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Borrower and Team Acquisition of this Agreement, the Notes, the Pledge Agreement and the other Transaction Documents are within the corporate powers of Borrower and Team Acquisition and have been duly authorized by all necessary corporate action.

         7.03 BINDING EFFECT. This Agreement, the Notes, the Pledge Agreement and the other Transaction Documents have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of Borrower and Team Acquisition enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

         7.04 FINANCIAL STATEMENTS. Borrower has furnished Lender with the following financial statements, identified by the principal financial officer of
Borrower: (1) consolidated and consolidating balance sheets and profit and loss statements of Borrower and its Consolidated Subsidiaries as of December 31, 1998, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with generally accepted accounting principles consistently applied; and (2) an unaudited consolidated balance sheet and profit and loss statement of Borrower and its Consolidated Subsidiaries as of September 30,1999, certified by the principal financial officer of Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with Borrower's normal accounting procedures. Borrower further represents that: (1) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Consolidated Subsidiaries as of the dates thereof, (2) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower or any of its Consolidated Subsidiaries since September 30, 1999, and (3) neither Borrower nor any of its Consolidated subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements.

         7.05 LITIGATION. Except as disclosed in Schedule 7.05, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Obligor or any of the Subsidiary Banks before any court, arbitrator or governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of Borrower, any Obligor or any of the Subsidiary Banks, and neither Borrower nor any Obligor or any of the Subsidiary Banks is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or governmental, regulatory or administrative body, agency or official which could have a material adverse effect on Borrower, any Obligor or any of the Subsidiary Banks.

         7.06 PENSION AND WELFARE PLANS. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Borrower nor any ERISA Affiliate nor any of the Subsidiary Banks has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower, any ERISA Affiliate or any of the Subsidiary Banks to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any pension plan or multiemployer Plan which could result in the incurrence by Borrower, any ERISA Affiliate or any of the Subsidiary Banks of any material liability, fine or penalty; and neither the Borrower nor any ERISA Affiliate nor any of the Subsidiary Banks is a "contributing sponsor" as defined in Section 4001(a) (13) of ERISA of a "single-employer plan" as defined in Section 4001(a) (15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Neither the Borrower nor any of the Subsidiary Banks has any contingent liability with respect to any "employee welfare benefit plans", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

         7.07 TAX RETURNS AND PARENT. Borrower and each of the Subsidiary Banks has filed all Federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or such Subsidiary Bank, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect.

         7.08 SUBSIDIARIES. Borrower has the following Subsidiaries: Team Financial Acquisition Subsidiary, Inc., a Kansas corporation.

         7.09 COMPLIANCE WITH OTHER INSTRUMENTS; NONE BURDENSOME. None of the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of the Subsidiary Banks, or any of the provisions of Borrower's Articles or Certificate of Incorporation or By-Laws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower or any of the Subsidiary Banks is a party or subject, or by which it or its Property is bound. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, the exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

         7.10 OTHER LOANS AND GUARANTEES. Except as disclosed on Schedule 7.10 attached hereto, neither Borrower nor any of the Subsidiary Banks is borrower, guarantor or obligor with respect to any loan transaction, Guarantee or other indebtedness for borrowed money (excluding equipment leases).

         7.11 TITLE TO PROPERTY. Borrower and each of the Subsidiary Banks is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary Bank to conduct its business. Neither Borrower nor any Obligor or the Subsidiary Banks has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 7.11 attached hereto.

         7.12 REGULATION U. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U1 referred to in Regulation U.

         7.13 ENVIRONMENTAL MATTERS. There are no disputes pending (nor, to the knowledge of Borrower, are there any disputes threatened nor, to the knowledge of Borrower, is there any basis therefor) affecting Borrower or any of the Subsidiary Banks, whether or not in or before any court or arbitrator of any kind or involving any governmental or regulatory body, which, if adversely determined could, singly or in the aggregate, have a material adverse effect on the business, Properties, assets, liabilities, financial condition, results of operations or business prospects of Borrower or any of the Subsidiary Banks or on the ability of Borrower to perform its obligations hereunder or under the Note or any of the other Transaction Documents, relating to environmental matters, including, without limitation, any notice from any agency, state or Federal, that Borrower or any of the Subsidiary Banks is a potentially responsible party for the cleanup of any environmental waste site, that Borrower or any of the Subsidiary Banks is in violation of any environmental permit or regulation, that Borrower or any of the Subsidiary Banks has been placed on any registry of solid or hazardous waste disposal sites, or of the expiration, revocation or denial of any environmental permit or other loss of interim status or other current authorization to operate any unit or portion of the facilities of Borrower or any of the Subsidiary Banks.

         SECTION 8.  EVENTS OF DEFAULT.

         If any of the following ("Events of Default") shall occur and be continuing:

         8.01 Borrower shall fail to pay any of Borrower's Obligations as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise;

         8.02 Any representation or warranty of Borrower made in this Agreement or in any of the other Transaction Documents or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

         8.03 Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 5 or Section 6 hereof;

         8.04 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrower by Lender;

         8.05 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability hereof or thereof shall be contested or denied by Borrower, or any Obligor, or if Borrower, or any Obligor shall deny that it has any further liability or obligation hereunder or thereunder or if Borrower, or any Obligor shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Transaction Documents (other than this Agreement);

         8.06 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Pledge Agreement;

         8.07 Borrower, any of the Subsidiary Banks or any other Obligor shall
(i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due, (vii) become insolvent in either the equity or bankruptcy sense of the term or (viii) take any corporate or other action for the purpose of effecting any of the foregoing;

         8.08 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any of the Subsidiary Banks or any other Obligor, or of a substantial part of the property or assets of Borrower, any of the Subsidiary Banks or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any of the Subsidiary Banks or any other Obligor or of a substantial part of the Property or assets of Borrower, any of the Subsidiary Banks or any other Obligor or (iii) the winding-up or liquidation of Borrower, any of the Subsidiary Banks or any other Obligor; and any such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

         8.09 Any of the Subsidiary Banks shall be placed in receivership by any Regulatory Agency;

         8.10 Any Regulatory Agency shall notify any of the Subsidiary Banks that its capital has been impaired;

         8.11 Any of the Subsidiary Banks shall cease to be an "insured bank" under or within the meaning of the Federal Deposit Insurance Act of 1959, as amended, or a Cease and Desist Order, Memorandum of Understanding or other agreement shall be issued by any Regulatory Authority against or affecting Borrower or any of the Subsidiary Banks which (in Lender's opinion) has or could have a material adverse affect on the business, operation or condition, financial or otherwise, of Borrower or any of the Subsidiary Banks;

         8.12 Any litigation or governmental or regulatory proceeding is instituted against Borrower, any of the Subsidiary Banks or any other obligor which, in Lender's opinion, will have a material adverse effect on the financial condition of Borrower, any of the Subsidiary Banks or any other Obligor or on the continued operation of Borrower, any of the Subsidiary Banks or any other Obligor, after taking into account insurance coverage and reserves therefor (if any);

         8.13 Any property of Borrower, any of the Subsidiary Banks or any other Obligor shall be seized, attached or levied upon;

         8.14 Borrower, any of the Subsidiary Banks or any other Obligor shall have a judgment in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) entered against it by a court having jurisdiction in the premises, and such judgment shall not be appealed in good faith or satisfied by Borrower, such Subsidiary Bank or such Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

         8.15 Borrower, any of the Subsidiary Banks or any other obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing or securing any outstanding indebtedness of Borrower, such Subsidiary Bank or such obligor, as the case may be, for borrowed money (other that borrower's Obligations), if the effect of such failure or default is to cause or permit such indebtedness to be declared to be due and payable or otherwise accelerated, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         8.16 The institution by Borrower, any ERISA Affiliate or any of the Subsidiary Banks of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, any ERISA Affiliate or any of the Subsidiary Banks would be required to make a contribution to such Pension Plan or would incur a liability or obligation to such Pension Plan in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); or the institution by the PBGC of steps to terminate any Pension Plan;

         8.17 Borrower, any of the Subsidiary Banks or any other obligor shall be declared by Lender to be in default on, or pursuant to the terms of, (1) any other present or future obligation to Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to Lender a Lien upon any of the Property or assets of Borrower, such Subsidiary Bank or such Obligor; or

         THEN, and in each such event (other than an event described in Sections 8.07, 8.08 or 8.9), Lender may declare the entire outstanding principal balance of and all accrued and unpaid interest on the Note issued under this Agreement and all other amounts payable by Borrower hereunder to be immediately due and payable, whereupon all of such outstanding principal balance and accrued and unpaid interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 8.07, 8.08 or 8.09, the entire outstanding principal balance of and all accrued and unpaid interest on the Note issued under this Agreement and all other amounts payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.

         SECTION 9. GENERAL.

         9.01 NO WAIVER. No failure or delay by Lender or the holder of the Note in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Lender to exercise any statutory or common law right of banker's lien or set-off.

         9.02 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default under this Agreement, Lender is hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of Borrower's obligations irrespective of whether or not Lender shall have made any demand hereunder or thereunder. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 9.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

         9.03 COST AND EXPENSES. Borrower agrees to pay (a) all out-of-pocket costs and expenses of Lender in connection with the preparation, negotiation and execution of this Agreement, the Note and the other Transaction Documents, including, without limitation, reasonable Attorneys' Fees, (b) all recording and filing fees incurred in connection with this Agreement and the other Transaction Documents, (c) all out-of-pocket expenses of Lender in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, including, without limitation, reasonable Attorneys' Fees, (d) if an Event of Default occurs, all out-of-pocket costs and expenses incurred by Lender, including, without limitation, reasonable Attorneys' Fees, in connection with such Event of Default and collection and other enforcement proceedings resulting there from and (e) all other Attorneys' Fee incurred by Lender relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents.

         9.04 ENVIRONMENTAL INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to or as a direct or indirect result of the violation by Borrower or any of the Subsidiary Banks of any laws or regulations relating to solid waste and/or hazardous waste treatment, storage, disposal, generation and transportation, air, water and/or noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of hazardous materials or hazardous substances, and the transportation of hazardous materials ("Environmental Laws"); or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower and/or any of the Subsidiary Banks in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any hazardous material or substances (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental
Laws); and the provisions of and undertakings and indemnification set out in this Section 9.04 shall survive the satisfaction and payment of Borrower's Obligations and termination of this Agreement.

         9.05 GENERAL INDEMNITY. In addition to the payment of expenses pursuant to Section 9.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Lender and any holder of any Note, and the officers, directors, employees, agents and affiliates of Lender and such holder(s) (collectively called the "indemnities") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such indemnities shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnities, in any manner relating to or arising out of this Agreement or other agreements executed and delivered by Borrower or any other obligor in connection herewith, the statements contained in any commitment letters delivered by Lender, Lender's agreement to make the Loan hereunder or the use or intended use of the proceeds of the Loan hereunder (the "indemnified liabilities"); that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this Section 9.05 shall survive satisfaction and payment of Borrower's obligations and termination of this Agreement. Notwithstanding the foregoing, Borrower's liability for the indemnified liabilities referenced in this provision shall not exceed $25,000.00.

         9.06   [Intentionally Omitted]

         9.07 NOTICES. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex or registered or certified mail, return receipt requested and postage prepaid, if to Borrower at 8 West Peoria, Suite 200, P. O. Box 402, Paola, Ks. 66071 Attention: Robert Weatherbie, Chairman, or if to Lender at 1101 Walnut, P.O. Box 419147, Kansas City, Mo. 64141, Attention: Don Thompson, Vice President, or at such other address as either party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered or sent in person or sent by telegram or telex, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

         9.08 CONSENT TO JURISDICTION. BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY KANSAS STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE DISTRICT OF KANSAS, AS LENDER MAY EFFECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 9.07. BORROWER(S) AND BANK IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER(S) AND LENDER ARE PARTIES.

         9.09 LENDER'S BOOKS AND RECORDS. Lender's books and records showing the account between Borrower and Lender shall be admissible in evidence in any action or proceeding.

         9.10 GOVERNING LAW; AMENDMENTS. This Agreement, the Notes, the Pledge Agreement and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Kansas, and this Agreement and the other Transaction Documents may not be changed, nor may any term, condition or Event of Default be waived, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9.11 REFERENCES; HEADINGS FOR CONVENIENCE. Unless otherwise specified herein, all references herein to Section numbers refer to section numbers of this Agreement, and all references herein to EXHIBITS "A", "B", "C" and "D" refer to annexed EXHIBITS "A", "B", "C", and "D" which are hereby incorporated herein by reference. The section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

         9.12 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and its successors and Lender and its successors and assigns. Borrower may not assign or delegate any of its rights or obligations under this Agreement.

         9.13 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

         9.14 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.16 RESURRECTION OF BORROWER'S OBLIGATIONS. To the extent that Lender receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment
(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all liens, security interests, mortgages, deeds of trust and/or other encumbrances upon or pertaining to any assets of Borrower and theretofore created and/or existing in favor of Lender as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of Borrower's Obligations.

         NOTICE:  THIS  SECTION  IS MADE PART OF THIS  AGREEMENT  IN
COMPLIANCE WITH KANSAS STATUTES ANNOTATED 16-118. THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER AND THE LENDER. IF THERE ARE ANY ADDITIONAL TERMS, THEY ARE REDUCED TO WRITING AS FOLLOWS:
                               ----------

         --------------------------------------------------------------

         I/WE AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN BORROWER AND LENDER.

         BORROWER:                   LENDER:                  (please initial)
                    --------------            ---------------

             IN WITNESS WHEREOF, the parties have executed this Loan Agreement this 3rdt day of December, 1999.

TEAM FINANCIAL, INC.,
a Kansas corporation

By:
   ----------------------------------
Print Name:
           --------------------------
Title:
      -------------------------------

MERCANTILE BANK,
a Kansas State Bank

By:
   ----------------------------------
Print Name:
           --------------------------
Title:
      -------------------------------